EXHIBIT 10.11

THIS OPTION AND THE SHARES RECEIVED UPON EXERCISE OF THIS OPTION SHALL BE SUBJECT TO THE RIGHTS, RESTRICTIONS AND OBLIGATIONS APPLICABLE TO SUCH SECURITIES, ALL AS PROVIDED IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 11, 2006 AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, AS AMENDED AND IN EFFECT FROM TIME TO TIME (THE “STOCKHOLDERS AGREEMENT”).

PTHR HOLDINGS, INC.

STOCK OPTION

OPTION CERTIFICATE

This stock option is granted by PTHR Holdings, Inc., a Delaware corporation (the “Company”), to Andrew Clarke (the “Participant”), pursuant to the Company’s 2006 Stock Option Plan (the “Plan”). Definitions not otherwise set forth in the text hereof are set forth in Section 6 hereof. All capitalized terms not otherwise defined herein (either in the text or Section 6 hereof) shall have the meaning provided in the Plan.

1. Grant of Option.

(a) This certificate evidences the grant by the Company on May 23, 2006 to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of 37,500 shares of Common Stock, par value $0.01 per share of the Company (the “Shares”), of which 37,500 Shares shall be Time Option Shares and 0 Shares shall be Performance Option Shares, in each case at an exercise price of $30.41 per Share.

(b) The latest date on which this option may be exercised (the “Final Exercise Date”) is the earlier of (i) the tenth anniversary of the date hereof or (ii) the termination hereof in accordance with this certificate, the Stockholders Agreement or the Plan.

(c) The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting during Employment. During the Participant’s Employment, this option shall become vested only as provided in this Section 2 and in Sections 4 and 5.

(a) Vesting of Time Options. A portion of the option for Time Option Shares (the “Time Option”) shall become vested on each of December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 and May 23, 2010. The portion of the Time Option which shall become vested on December 31, 2006 shall equal the product of (i) the aggregate number of Time Option Shares multiplied by (ii) 0.1875. The portion of the Time Option which shall become vested on each of December 31, 2007, December 31, 2008, and December 31, 2009, shall equal the product of (i) the aggregate number of Time Option Shares multiplied by (ii) 0.225. The portion of the Time Option which shall become vested on May 23, 2010 shall equal the product of (i) the aggregate number of Time Option Shares multiplied by (ii) 0.1375.

(b) Vesting of Performance Options.

Annual Performance Vesting. A portion of the option for Performance Option Shares (the “Performance Option”) shall be eligible to become vested on the Release Date for each of Fiscal Year 2006, 2007, 2008, 2009 and 2010. For Fiscal Year 2006, if the Company achieves EBITDA equal to or in excess of 100% of the EBITDA Hurdle for Fiscal Year 2006 set forth on Table 1 below, the portion of the Performance Option, if any, which shall become vested on the Release Date for Fiscal Year 2006 shall equal the product of (i) the aggregate number of Performance Option Shares multiplied by (ii) 0.1875. If the EBITDA for Fiscal Year 2006 is less than 100% of the EBITDA Hurdle for Fiscal Year 2006, no portion of the Performance Option eligible to become vested on the Release Date for Fiscal Year 2006 shall become vested. For each of Fiscal Year 2007, 2008 and 2009, if the Company achieves EBITDA equal to or in excess of 100% of the EBITDA Hurdle for such Fiscal Year set forth below such Fiscal Year in Table 1 below, the portion of the Performance Option, if any, which shall become vested on the Release Date for such Fiscal Year shall equal the product of (i) the aggregate number of Performance Option Shares multiplied by (ii) 0.225. If the EBITDA for such Fiscal Year is less than 100% of such EBITDA Hurdle, no portion of the Performance Option eligible to become vested on the Release Date for such Fiscal Year shall become vested. For Fiscal Year 2010, if the Company achieves EBITDA equal to or in excess of 100% of the EBITDA Hurdle for Fiscal Year 2010 set forth on Table 1 below, the portion of the Performance Option, if any, which shall become vested on the Release Date for Fiscal Year 2010 shall equal the product of (i) the aggregate number of Performance Option Shares multiplied by (ii) 0.1375. If the EBITDA for Fiscal Year 2010 is less than 100% of the EBITDA Hurdle for Fiscal Year 2010, no portion of the Performance Option eligible to become vested on the Release Date for Fiscal Year 2010 shall become vested.

Table 1

($ in 000s)

	FY 2006	FY 2007	FY 2008	FY 2009	FY 2010
EBITDA Hurdle	$27,373	$31,763	$36,457	$41,029	$44,693

(A)	Earnback Performance Vesting. If any portion of the Performance Option eligible to become vested on the Release Date for any Fiscal Year (the “Base Year”) pursuant to Section 2(b)(A) above does not become vested by reason of the Company’s failure to achieve the EBITDA Hurdle applicable to such Base Year, such portion of the Performance Option, (calculated as set forth in Section 2(b)(A) above, the “Earnback Portion”) shall be eligible to become vested on the Release Date for any subsequent Fiscal Year set forth in Table 1 above (the “Succeeding Year”). The Earnback Portion for any Base Year shall become vested in its entirety if the sum of the EBITDA for such Base Year plus the EBITDA for each subsequent Fiscal Year, if any, up to and including such Succeeding Year is equal to or greater than the sum of the EBITDA Hurdle for such Base Year plus the EBITDA Hurdles for each such subsequent Fiscal Year, if any, up to and including such Succeeding Year, each as set forth in Table 1 above.

The Participant agrees not to take any action or fail to take any action, which action or failure to act deviates from established practice at the Company, or which deviates from sound management principles, for the purposes of increasing the amount of EBITDA achieved by the Company or maximizing the vesting of the Performance Option.

3. Vesting After Termination of Employment. Except as provided in this Section 3, no portion of this option shall become vested after the Participant’s Employment is terminated.

(a) Death. If the Participant’s Employment is terminated by reason of the Participant’s death, then:

(A)	the portion of the option that has become vested prior to the date of the Participant’s death shall be exercisable by the Participant’s heirs, executors, administrator or estate at any time on or prior to the earlier of (A) the date which is 120 days after the date of the Participant’s death and (B) the Final Exercise Date, after which time such portion of the option shall terminate;

(B)

a pro rata portion of the number of Time Options that are eligible for vesting in the Fiscal Year in which the Participant dies, determined by multiplying (x) the number of Time Options eligible for vesting in such Fiscal Year (as calculated in accordance with Section 2(a) above), by (y) a fraction, the numerator of which is the number of calendar days that have elapsed from January 1 through the date of the Participant’s death, and the denominator of which is 365, shall immediately become vested and all other options that have not become vested prior to the date of the Participant’s death shall immediately terminate; provided, however, that if Participant’s Employment terminates by reason of the Participant’s death after the last day of a Fiscal Year but before the Release Date for such Fiscal Year, any portion of the Performance Option that would have become vested pursuant to Section 2(b)

on such Release Date shall become vested on such Release Date and shall be exercisable by the Participant’s heirs, executors, administrator or estate at any time on or prior to the earlier of (A) the date which is 30 days after such Release Date and (B) the Final Exercise Date, after which time such portion of the option shall terminate; and

(C)	if any portion of the option shall become vested after the Participant’s death pursuant to Section 3(a)(B), (i) the Company shall provide written notice of such vesting to the Participant’s heirs, executors, administrator or estate at the address of the Participant as recorded in the Company’s files and (ii) for purposes of Shares receivable upon exercise of the option, the Call Option Exercise Period contemplated by Section 5.1.2 of the Stockholders Agreement shall end on the later of (A) the date that is 130 days after the date of the Participant’s death and (B) the date that is 40 days after the applicable Release Date.

(b) Termination for Cause. Notwithstanding any other provision of this option, if the Participant’s Employment is terminated for Cause, then this option, to the extent not previously exercised, shall expire and terminate immediately in its entirety, whether or not all or any portion of this option has become vested.

(c) Other Termination. If the Participant’s Employment is terminated by reason other than the Participant’s death or for Cause, then:

(A)	the portion of this option that has become vested prior to the date of such termination of Employment shall be exercisable by the Participant at any time on or prior to the earlier of (A) the date which is 60 days after the date of such termination of Employment and (B) the Final Exercise Date, after which time such portion of the option shall terminate; and

(B)	the portion of the Time Option which is eligible to become vested pursuant to Section 2(a) above in the Fiscal Year in which the Participant’s Employment terminates shall become vested immediately and all other options that have not become vested prior to the date of such termination of Employment shall immediately terminate; provided, however, that if Participant’s Employment so terminates after the last day of a Fiscal Year but before the Release Date for such Fiscal Year, any portion of the Performance Option that would have become vested pursuant to Section 2(b) on such Release Date shall become vested on such Release Date and shall be exercisable by the Participant at any time on or prior to the earlier of (A) the date which is 30 days after such Release Date and (B) the Final Exercise Date, after which time such portion of the option shall terminate.

(C)	if any portion of the option shall become vested after the termination of Participant’s Employment pursuant to Section 3(a)(B), (i) the Company shall provide written notice of such vesting to the Participant at the address of the Participant as recorded in the Company’s files and (ii) for purposes of Shares receivable upon exercise of the option, the Call Option Exercise Period contemplated by Section 5.1.2 of the Stockholders Agreement shall end on the later of (A) the date that is 130 days after the date of the termination of Participant’s Employment and (B) the date that is 40 days after the applicable Release Date.

4. Vesting upon Change of Control. If (i) any Change of Control occurs prior to the tenth anniversary of the date hereof and (ii) the Participant is continuously employed by the Company or any of its subsidiaries during the period from the date hereof until the time of such Change of Control, then:

(a) Time Options. Any portion of the Time Option which has not become vested pursuant to Section 2(a) above prior to the date of such Change of Control shall become vested immediately prior to such Change of Control. The Time Option shall terminate in its entirety upon the consummation of such Change Of Control.

(b) Performance Options. The portion of the Performance Option for the Remaining Performance Option Shares shall become vested immediately prior to such Change of Control if (i) the MOI in connection with such Change of Control is equal to or greater than 2.5 and (ii) the IRR in connection with such Change of Control is equal to or greater than 30%, but no portion of the Performance Option for the Remaining Performance Option Shares shall become vested if (i) the MOI in connection with such Change of Control is less than 2.5 or (ii) the IRR in connection with such Change of Control is less than 30%. The Performance Option shall terminate in its entirety upon the consummation of such Change of Control.

5. Vesting from and after an Initial Public Offering. If (i) the Company consummates an Initial Public Offering prior to the earlier of the occurrence of a Change of Control and the Final Exercise Date and (ii) the Participant is continuously employed by the Company or any of its Subsidiaries during the period from the date hereof until the time of such Initial Public Offering, then (a) this Section 5 shall govern the vesting of the Performance Option for the Remaining Performance Option Shares and Sections 2(b) and 4(b) shall not apply and (b) subject to Section 3, a portion of the Performance Option for the Remaining Performance Option Shares shall become vested on each of the first, second and third anniversaries of the date of the completion of such Initial Public Offering (each such date, an “IPO Anniversary”), provided that if any IPO Anniversary falls after the Final Exercise Date, the portion of the Performance Option for the Remaining Performance Option Shares that would have become vested on such IPO Anniversary shall become vested on the IPO Anniversary immediately preceding the Final Exercise Date. The portion of the Performance Option for the Remaining Performance Option Shares which shall become vested on each IPO Anniversary shall equal the product of (i) the aggregate number of Remaining Performance Option Shares multiplied by (ii) 0.333.

6. Definitions.

As used herein, the following terms shall have the meanings set forth below:

“Common Stock” means the common Stock, par value $0.01 per share of the Company.

“EBITDA” means, for any period, the consolidated earnings of the Company and its subsidiaries, before interest, taxes, depreciation, amortization and any fees paid to Fenway Partners, Inc. and its affiliates plus or minus (as applicable) any items determined by the Administrator in its reasonable discretion to be extraordinary or non-recurring, provided that the Company’s costs incurred in investigating, preparing for and finalizing the Stock Purchase Agreement shall be an extraordinary, non-recurring expense that shall not be included in the calculation of EBITDA, all as calculated by the Administrator in accordance with GAAP consistently applied on the basis of the Company’s audited consolidated financial statements for the immediately preceding Fiscal Year.

“Fiscal Year” means the fiscal year of the Company, which ends on the last business day of December of each year; provided however, that when used in reference to any specific year (e.g., Fiscal Year 2006), the term “Fiscal Year” means the fiscal year of the Company ending on the last business day of December of such year.

“Initial Public Offering” means the initial public offering and sale of Shares for cash pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act of 1933, as amended.

“Investor Equity Investment” means, at the time of determination, the aggregate consideration (whether cash or otherwise) paid by the Investors to acquire the Investor Shares Purchased from time to time, without giving effect to any reduction resulting from any Sale.

“Investor Shares” means the shares of Common Stock and Preferred Stock held by the Investors or any other securities or equity interests into which such Investor Shares shall be converted or exchanged pursuant to a merger, recapitalization or other transaction.

“Investor Shares Purchased” means, at the time of determination, the aggregate number of Investor Shares acquired by the Investors from time to time, without giving effect to any reduction resulting from any Sale.

“Investors” is defined in the Stockholders Agreement.

“IRR” means, as of the date of any Change of Control, the discount rate, compounded daily, commencing on the date of the receipt by the Investors of the Investor Shares Purchased and taking into account the timing and amounts of all contributions to the Company by the Investors and all distributions from the Company to the Investors in respect of the Investor Shares Purchased, that results in the present value of the Proceeds to the Investors upon the sale, redemption, recapitalization, distribution or return in respect of the Investor Shares (including Proceeds received in such Change of Control after giving effect to any dilution from the vesting and exercise of any convertible or derivative securities (including this option) on the occurrence of such Change of Control), whenever made, equaling the Investor Equity Investment, in each case as determined by the Administrator.

“MOI” means, with respect to any portion of the Investor Shares in connection with any Change of Control, the ratio equal to the aggregate Proceeds actually received by the Investors with respect to such Investor Shares (including Proceeds received in such Change of Control after giving effect to any dilution from the vesting and exercise of any convertible or derivative securities (including this option) on the occurrence of such Change of Control) divided by the portion of the Investor Equity Investment attributable to such Investor Shares, in each case as determined by the Administrator.

“Permitted Transferee” is defined in the Stockholders Agreement.

“Person” means any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” means the Cumulative Preferred Stock, $0.01 par value, of the Company.

“Proceeds” means the sum of (i) proceeds actually received by the Investors for Investor Shares in all Sales and (ii) any dividends and other distributions actually received by the Investors in respect of Investor Shares, in each case net of all transaction-related fees, expenses, costs and compensatory payments; provided, that in no event shall “Proceeds” include the receipt by any of the Investors of (a) management fees or (b) closing fees, investment banking fees or similar fees payable in connection with any transaction. For purposes of this definition, all non-cash proceeds received by the Investors shall be valued at the fair market value of such proceeds, as determined by the Administrator.

“Release Date” means, with respect to any Fiscal Year, the date which is 10 business days following the date on which the audited financial statements for such Fiscal Year are released.

“Remaining Performance Option Shares” means, as of the date of a Change of Control or IPO, as applicable, (i) the aggregate number of Performance Option Shares minus (ii) the number of Performance Option Shares that have become vested pursuant to Sections 2(b)(A) and 2(b)(B) above prior to the date of such Change of Control or IPO.

“Sale” means one or more transactions (including a Change of Control) in which any of the Investors, directly or indirectly, sells or otherwise transfers for value, or causes to be sold or transferred for value any or all of the Investor Shares Purchased to any Person other than any Permitted Transferee of an Investor.

“Stock Purchase Agreement” means the Contribution and Share Purchase Agreement by and among Panther II Transportation, Inc., PTHR Holdings, Inc., Panther Acquisition, Inc. and Ellen A. Amato as trustee of the Amato FLIT Trust U/A/D 12/31/03, Craig T. Amato, individually and as trustee of the 1999 Craig T. Amato Grantor Retained Annuity Trust and Daniel K. Sokolowski, individually and as trustee of the Daniel K. Sokolowski Revocable Trust U/A dated 2/16/99.

7. Exercise of Option.

Each election to exercise this option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid by cash or check acceptable to the Administrator or, subject to Section 10 below, through the delivery of shares of Stock that have been outstanding for at least six months (unless the

Administrator approves a shorter period) and that have a fair market value (as determined in good faith by the Administrator) equal to the exercise price, or, if so permitted by the Administrator in its sole discretion, (i) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (ii) by other means acceptable to the Administrator, or (iii) by any combination of the foregoing permissible forms of payment. In the event that this option is exercised by an Option Holder other than the Participant, the Company shall be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this option.

8. Stockholders Agreement; Restrictions on Transfer of Shares.

(a) The option evidenced by this certificate and any Shares received upon the exercise of this option shall be subject to the Plan and the Stockholders Agreement and the granting of this option shall be conditioned upon the execution and delivery by the Participant of a signature page or a joinder to the Stockholders Agreement. This option and the Shares received upon exercise of this option shall be subject to the rights, restrictions and obligations applicable to Management Shares (as defined in the Stockholders Agreement) as provided from time to time in such Stockholders Agreement, including without limitation, the obligations applicable to Management Shares under Section 5 thereof.

(b) In addition to the provisions of Section 8(a) above, if at the time this option is exercised the Company and a majority in interest of the Management Stockholders (as defined in the Stockholders Agreement) are party to any other agreement restricting the transfer of any outstanding shares of Common Stock of the Company, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

9. Equitable Adjustments. In the event that on or before the Final Exercise Date, the Company or any of its subsidiaries shall receive additional equity contributions, or make any acquisitions of any business (by merger, stock or asset purchase, consolidation or otherwise) or dispose of any significant assets of the business of the Company or any of its subsidiaries, the Administrator, in its sole judgment and after consultation with the senior management of the Company, may make any adjustments to the targets contained herein (including the EBIDTA Hurdle and MOI and IRR targets) as may be necessary to equitably reflect the effects of such events.

10. Withholding.

If at the time this option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this option, this option may not be exercised unless the person exercising this option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes).

11. Nontransferability of Option.

This option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

12. Effect on Employment.

Neither the grant of this option, nor the issuance of Shares upon exercise of this option, shall give the Participant any right to be retained in the employ of the Company, affect the right of the Company to discharge or discipline such Participant at any time or affect any right of such Participant to terminate his or her Employment at any time.

13. Provisions of the Plan.

This option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this option has been furnished to the Participant. By accepting the award of this option, the Participant acknowledges and agrees to be bound by the terms of the Plan and this certificate.

IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer.

PTHR HOLDINGS, INC.

By:	/s/ Daniel K. Sokolowski
Name: Daniel K. Sokolowski
Title: Chief Executive Officer

Dated as of:                         , 2006

ACCEPTANCE AND AGREEMENT OF PARTICIPANT

As of the date first written above, the undersigned, as the Participant named in the option, hereby accepts all of the terms set forth in the option and the Plan and agrees that all of such terms shall be legally binding upon the undersigned and each of the undersigned’s successors, assigns, legal representatives, executors, administrators and heirs.

/s/ Andrew Clarke
Andrew Clarke

/s/ Andrew Clarke
Andrew Clarke

Signature Page to Panther Holdings, Inc. Stockholders Agreement